UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 27, 2008

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 27, 2008, the Board of Directors, in concert with the Compensation and Retirement Committee, of First Community Bancshares, Inc. (the “Company”) met to review the performance of the Company for 2007, to establish the 2008 base salaries for the Chief Executive Officer and the other executive officers, and to determine the cash incentive awards for the Company’s executives for 2007.
The Company’s named executive officers are: Mr. John M. Mendez, President and Chief Executive Officer; Mr. David D. Brown, Chief Financial Officer; Mr. Robert L. Buzzo, Vice President and Secretary; Mr. E. Stephen Lilly, Chief Operating Officer; and Mr. Gary R. Mills, Chief Credit Officer. The Company reported all of these individuals as named executive officers in its 2008 proxy statement.
On May 27, 2008, the 2008 base salaries were set for the named executive officers as follows: Mr. Mendez — $382,200; Mr. Brown — $135,000; Mr. Buzzo — $217,800; Mr. Lilly — $235,000; and Mr. Mills — $172,000. The Board also determined the cash incentive compensation for 2007 as follows: Mr. Mendez — $75,000; Mr. Brown — $40,000; Mr. Buzzo — $20,000; Mr. Lilly — $50,000; and Mr. Mills — $35,000.
The cash incentive compensation awards were paid on May 30, 2008.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 27, 2008, the Board of Directors of First Community Bancshares, Inc. (the “Company”) adopted revised By-laws as result of the failure of the proposed amendment to declassify the Board.
The Company’s amended and restated By-laws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits
(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

3.1	First Community Bancshares, Inc. By-laws as amended

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: May 30, 2008	By:	/s/ David D. Brown

David D. Brown Chief Financial Officer